CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in Post-Effective Amendment No. 2 to the Registration Statement of Franklin Templeton Fund Allocator Series on Form N-1A (File No. 333-13601) of our report dated September 11, 1997 on our audit of the financial statements and financial highlights of Franklin Templeton Fund Allocator Series, which report is included in the Annual Report to Shareholders for the year ended July 31, 1997, which is incorporated by reference in the Registration Statement.

                                    /s/Coopers & Lybrand L.L.P.
                                       Coopers & Lybrand L.L.P.



San Francisco, California
November 25, 1997